EXHIBIT 11


BARR LABORATORIES, INC.
COMPUTATION OF PER SHARE EARNINGS(1)
QUARTER ENDED SEPTEMBER 30, 1997 AND 1996
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                         1997         1996
                                                                                       QUARTER       QUARTER
                                                                                       -------       -------
PRIMARY
      Average shares outstanding                                                        21,467        21,064

      Net effect of dilutive stock options-based on treasury stock method using:
          Average market price                                                           1,587         1,076
                                                                                       -------       -------

      Total                                                                             23,054        22,140
                                                                                       =======       =======

      Net earnings                                                                     $10,397       $ 1,767
                                                                                       =======       =======

      Net earnings per share                                                           $  0.45       $  0.08
                                                                                       =======       =======

FULLY DILUTED
      Average shares outstanding                                                        21,467        21,064

      Net effect of dilutive stock options-based on treasury stock method using:
          Average market price                                                           1,587
          Quarter-end market price                                                                     1,175
                                                                                       -------       -------

      Total                                                                             23,054        22,239
                                                                                       =======       =======

      Net earnings                                                                     $10,397       $ 1,767
                                                                                       =======       =======

      Net earnings per share                                                           $  0.45       $  0.08
                                                                                       =======       =======


(1)  1996 has been adjusted for the May 1997 3-for-2 stock split.